Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this First Amended Registration Statement of Victor Industries, Inc. on Form S-8 of our report dated May 22, 2004 appearing in Victor Industries, Inc’s annual report on Form 10-KSB for the year ended December 31, 2003.

By:     /s/Wong Johnson & Associates, A Professional Corporation
        Temecula, California
        November 30, 2004